Exhibit 99.1

INE Grants 120-Day Extension to Conclude Regulatory Approval for ALTI-ESS System for El Salvador

RENO, Nev. – Sept. 15, 2011 – Today, Altairnano announced it had reached an agreement with Inversiones Energéticas S. A. DE C. V. (INE) to extend its current contract to supply a 10 Megawatt ALTI-ESS system for the El Salvador Electric Grid.  The contract extension was granted to permit both INE and Altairnano the time needed to conclude work necessary to obtain regulatory approval for the introduction of energy storage within El Salvador.  Initial regulatory reviews were completed by Unidad de Transacciones (UT), accepting the technical results of required electrical interconnection studies.

“INE and Altairnano are working closely together to obtain necessary regulatory approvals, and this extension further demonstrates INE’s commitment to successfully implement the first energy storage project in El Salvador,” said Tom Kieffer, Altairnano vice president, marketing and sales. “We believe the regulatory environment in El Salvador is favorable to energy storage, and that we will be able to achieve necessary approvals within the contract extension period,” Kieffer added.

Altairnano’s ALTI-ESS advanced battery system provides an economical solution for managing voltage frequency fluctuations, because of its ability to rapidly absorb energy from the grid, and just as quickly discharge energy back into the grid.  The ALTI-ESS uses Altairnano’s patented nano-lithium-titanate battery chemistry for its energy storage system, which has been in commercial operation for approximately two years.

The contract, valued at 18 million U.S. dollars, would require Altairnano to provide a complete turn-key installation at INE’s Talnique power station, including all phases of site preparation, system installation, testing and commissioning.

About Altairnano, Inc.

Headquartered in Reno, Nev. with manufacturing in Anderson, Ind., Altairnano is a leading provider of energy storage systems for clean, efficient power and energy management. Altairnano's lithium-titanate based battery systems are among the highest performing and most scalable, with applications that include complete energy storage systems for use in providing frequency regulation and renewables integration for the electric grid, and battery modules and systems for transportation and industrial applications. For more information please visit Altairnano at www.altairnano.com.

Forward-Looking Statement

This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause Altairnano’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that the government entity that regulates electric utilities in El Salvador will not reverse its prior decision in which it declined to approve the purchase and installation of the advanced battery system, that, even if regulatory approval is received, the order for the turn-key advanced battery system may not be completed because of technical,  financial or other reasons; that even if the battery system is installed, it may not perform as expected for reasons related to the battery system, the power station into which it is installed, operational or maintenance failures or other reasons.  In addition, other risks are identified in Altairnano's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. Such forward-looking statements speak only as of the date of this release. Altairnano expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in Altairnano expectations or results or any change in events.

MEDIA CONTACTS:

Altairnano, Inc.

Erin Witt
Marketing Consultant
317-509-5968
ewitt@altairnano.com

Investors:

Casey Stegman
Stonegate Securities, Inc.
(214) 987-4121
casey@stonegateinc.com